Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement of Cambridge Bancorp on Form S-3 of our report dated February 14, 2019, of our audits of the financial statements of Optima Bank & Trust Company as of and for the years ended December 31, 2018 and 2017, appearing in Cambridge Bancorp’s Form 8-K filed on October 22, 2019.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/  Baker Newman & Noyes LLC

Portland, Maine

October 22, 2019